Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of eXegenics Inc. (the “Company”) on Form 10-K/A for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam Logal, Executive Director of Finance, Chief Accounting Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 30, 2007

/s/ Adam Logal
Adam Logal
Executive Director of Finance, Chief Accounting Officer, Treasurer and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to eXegenics Inc. and will be retained by eXegenics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.